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                                                            January 3, 1992


                   CERTIFICATE OF CORRECTION FILED TO CORRECT
                A CERTAIN ERROR IN THE CERTIFICATE OF AMENDMENT
           OF CERTIFICATE OF INCORPORATION OF ASI HOLDING CORPORATION
                 FILED IN THE OFFICE OF THE SECRETARY OF STATE
                        OF DELAWARE ON DECEMBER 20, 1991


        ASI HOLDING CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        1. The name of the corporation is ASI HOLDING CORPORATION (the "Corporation").

        2. That a Certificate of Amendment of Certificate of Incorporation was filed by the Secretary of State of Delaware on December 20, 1991 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

        3. The inaccuracy or defect of the Certificate of Amendment (the "Certificate") to be corrected is as follows: The Certificate recited that the Board of Directors of the Corporation adopted the resolution set forth in the Certificate by unanimous written consent. In fact the resolution was adopted at a meeting of the Board of Directors duly held on December 5, 1991.

        4.  Article FIRST of the Certificate is corrected to read as follows:

        FIRST: That the Board of Directors of said Corporation, at a meeting of said Board held on December 5, 1991, adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

        RESOLVED, that the Board of Directors hereby declares that it is advisable, in order to decrease the authorized shares of Common Stock of this Corporation, from 50,000,000 shares to 28,000,000 shares, to amend ARTICLE FOURTH of the Certificate of Incorporation of this Corporation to read as follows:

        "FOURTH:  The total number of shares of stock which the
        Corporation shall have authority to issue is 28,000,000 shares of Common Stock, par value $.01 per share."
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        IN WITNESS WHEREOF, said ASI HOLDING CORPORATION has caused this
Certificate to be signed by Frederick W. Jaqua, a Vice President, and attested by Israel A. Stein, its Assistant Secretary, this 3rd day of January, 1992.


                                              ASI HOLDING CORPORATION


                                              By:/s/ FREDERICK W. JAQUA
                                                 ---------------------------
                                                     Vice President

ATTEST:

By:/s/ ISRAEL A. STEIN
   -------------------
   Assistant Secretary





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